UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2012

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

001-34507

(Commission File Number)

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(800) 223-1216

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 30, 2012, Vitamin Shoppe, Inc. (the “Company”) and Vitamin Shoppe Mariner, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“VS-Mariner”),Super Supplements, Inc. (“Super Supplements”) and John Wurts, the sole shareholder of Super Supplements (“Shareholder”), entered into an amendment (“Amendment No.1”) to the Asset Purchase Agreement, dated as of December 17, 2012 by and between the Company, VS-Mariner, Super Supplements and Shareholder (the “Asset Purchase Agreement”) pursuant to which Vitamin Shoppe Mariner, Inc. would purchase the assets of Super Supplements, Inc. (the “Acquisition”). The Asset Purchase Agreement is described in more detail in the Company’s Current Report on Form 8-K filed on December 18, 2012 and is attached as an exhibit thereto.

Pursuant to Amendment No. 1, VS-Mariner, Super Supplements and Shareholder are cooperating with the United States Federal Trade Commission (“FTC”) with respect to its pending investigation related to the Acquisition. Accordingly, the parties have agreed in the Amendment No. 1, among other things, to extend the Outside Date (as defined in the Asset Purchase Agreement) from December 31, 2012 to March 1, 2013.

The Amendment No. 1 contains representations, warranties and disclosures that were made by the parties to each other as of specific dates and to evidence their agreement on various matters. These representations, warranties and disclosures were made solely for purposes of the Amendment No. 1 and may be subject to exceptions and qualifications contained in separate disclosure schedules; may represent the parties’ risk allocation in the Acquisition; or may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes.

The foregoing description of the Amendment No. 1 is a summary and is qualified in its entirety by reference to the Amendment No. 1, a copy of which is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

10.01	Amendment No. 1 to Asset Purchase Agreement, dated as of December 30, 2012, by and among Vitamin Shoppe Mariner, Inc., Super Supplements, Inc., John Wurts and, solely for certain specified provisions thereof, Vitamin Shoppe, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe, Inc.

Date: December 31, 2012	By:	/s/ Jean W. Frydman
		Name:	Jean W. Frydman
		Title:	Vice President, General Counsel & Corporate Secretary